                      AMENDED AND RESTATED SOFTWARE LICENSE
                             AND SERVICES AGREEMENT

This Amended and Restated Software License and Services Agreement ("Agreement")
as of March 11, 2003 is between Sky Way Global, Inc., a Nevada corporation ("Sky
Way Global") and Sky Way Aircraft, Inc., a Nevada corporation ("Sky Way
Aircraft.") The terms of this Agreement shall apply to the license granted and to all services provided by Sky Way Global under this Agreement, and shall amend and restate all previous agreements with the parties concerning this license.

DEFINITIONS

"APPLICATION" means the software application(s) in object code form distributed by Sky Way Global for which Sky Way Aircraft is granted a license pursuant to this Agreement, and Updates therefore.

"SOLUTION" means the Technical Support and consulting services.

"TECHNICAL SUPPORT" means the application support services provided under Sky
Way Global's policies in effect on the date Technical Supportvis ordered.

"UPDATE" means a subsequent release of the Application that Sky Way Global generally makes available for Application licensees at no additional license fee other than media and handling charges provided Sky Way Aircraft has ordered
Technical Support for such licenses for the relevant time period. Update shall not include any release, option or future product that Sky Way Global licenses separately.

LICENSE AND PAYMENT

Rights Granted

Sky Way Global grants to Sky Way Aircraft license to use the Application(s)
specified on Attachment A under this Agreement as follows: to use the
Applications solely for Sky Way Aircraft's business operations in the following areas only, reserving to Sky Way Global the right to license to others for other business use: homeland security and other applications in the aircraft and other industries and to copy the Applications for archival or backup purposes.

Sky Way Aircraft shall not copy or use the Applications or Documentation except as specified in this Agreement.

Sky Way Aircraft agrees not to cause or permit the reverse engineering, disassembly or decompilation of Applications, except to the extent required to obtain interoperability with other independently created software or as specified by law.

Sky Way Aircraft may not relicense, rent or lease the Applications

Sky Way Global shall retain all title, copyright and other proprietary rights in the Applications. Sky Way Aircraft does not acquire any rights, express or implied, in the Applications, other than those specified in this Agreement.

Payment

In consideration of the grant of the license hereunder, Sky Way Aircraft shall pay Sky Way Global or its assigns 1,360 shares of common stock of Sky Way
Aircraft.

TRANSFER AND ASSIGNMENT

Neither party may assign this Agreement, in whole or in part, without the prior written consent of the other (which will not be unreasonably withheld or delayed), provided however that either party may assign this Agreement: (1) to a transferee of substantially all of the business operations of such party
(whether by asset sale, stock sale, merger, reorganization, operation of law, or otherwise) unless such entity is a competitor of the other party, or (2) to any entity that is controlled by, or is under common control with, such party.

This Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the respective heirs, executors, administrators, personal representatives, successors and permitted assigns of any of the parties to this Agreement.

Any attempt to assign this Agreement other than as permitted above will be null and void.

VERIFICATION

At Sky Way Global's written request, not more frequently than annually, Sky Way
Aircraft shall furnish Sky Way Global with a signed certification verifying that the Applications are being used pursuant to the provisions of this Agreement.
Sky Way Global may audit Sky Way Aircraft's use of the Applications. Any such audit shall be conducted during regular business hours at Sky Way Aircraft's facilities and shall not unreasonably interfere with Sky Way Aircraft's business activities.

SERVICES AND FEES.

Technical Support Services

Technical Support services will be provided as reasonably requested by Sky Way
Aircraft. Sky Way Aircraft shall pay Sky Way Global a fee for these services, at hourly rates consistent with what Sky Way Global determines in good faith that
Sky Way Aircraft could obtain from independent third party providers for comparable services.

This fee is payable no later than 10 days following the end of any month.

Engineering Support Services

Engineering Support services will be provided as reasonably requested by Sky Way
Aircraft.

Sky Way Aircraft shall pay Sky Way Global a fee for these services, at hourly rates consistent with what Sky Way Global determines in good faith that Sky Way
Aircraft could obtain from independent third party providers for comparable services.

This fee is payable no later than 10 days following the end of any month.

TERM AND TERMINATION

Term

This Agreement and Application license granted under this Agreement shall continue perpetually unless terminated as specified below.

Termination by Sky Way Aircraft

Sky Way Aircraft may terminate any Application license at any time; however, termination shall not relieve Sky Way Aircraft's payment obligations for services rendered to date of termination or other continuing obligations hereunder.

Termination by Sky Way Global

Sky Way Global may terminate this Agreement or any Application license upon written notice if Sky Way Aircraft materially breaches this Agreement and fails to correct the breach within thirty (30) days following written notice specifying the breach. In addition Sky Way Global may immediately and without penalty terminate this agreement if Sky Way Aircraft issues more than 20% of its then issued and outstanding common stock on a fully diluted basis in any 12 month period and such issuance directly or indirectly results in of if as a result thereof there otherwise occurs a change in the majority of the board of directors.

Effect of Termination

Termination of this Agreement or any license shall not limit either party from pursuing other remedies available to it, including injunctive relief, nor, shall such termination relieve Sky Way Aircraft's obligation to pay all fees that have accrued or are otherwise owed by Sky Way Aircraft under this Agreement. Upon termination, Sky Way Aircraft shall cease using, and shall return or destroy, all copies of the applicable Applications.

INDEMNITY, WARRANTIES, REMEDIES

Infringement Indemnity

Sky Way Global will defend and indemnify Sky Way Aircraft against any, cost, expense (including reasonable attorneys fees incurred as a result of any third party claim that the Applications infringe a copyright, patent, trade secret or other intellectual property right, provided that: (a) Sky Way Aircraft notifies
Sky Way Global in writing within thirty (30) days of the claim; (b) Sky Way
Global has sole control of the defense and all related settlement negotiations;
and (c) Sky Way Aircraft provides Sky Way Global with the assistance, information and authority necessary to perform Sky Way Global's obligations under this Section. Sky Way Global will reimburse Sky Way Aircraft's reasonable out-of-pocket expenses incurred in providing such assistance. Sky Way Global shall have no liability for any claim of infringement based on use of a superseded or altered release of the Applications if the infringement would have been avoided by the use of a current unaltered release of the Applications provided that Sky Way Global has provided such release prior to the date of alleged infringement without charge to Sky Way Aircraft. If the Applications are held or believed by Sky Way Global to infringe, Sky Way Global shall have the option, at its expense, to (a) modify the Applications to be noninfringing; or
(b) obtain for Sky Way Aircraft a license to continue using the Applications. If it is not commercially reasonable to perform either of the above options, (then
Sky Way Global may terminate the license for the infringing Applications and refund the license fees paid for the Applications, prorated over a five (5) year term from the date of this Agreement).

THIS SECTION STATES SKY WAY GLOBAL'S ENTIRE LIABILITY AND SKY WAY AIRCRAFT'S
EXCLUSIVE REMEDY FOR INFRINGEMENT.

Warranties and Disclaimers

      APPLICATION WARRANTY

              Sky Way Global warrants for a period of one (1) year from the
              Commencement Date that the Application licensed will perform substantially as described in the Appendix A (unless modified by a party other than Sky Way Global in which case this warranty is void.) Sky Way Global warrants for a period of one (1) year from the delivery of any Upgrade, Patch or Enhancement that such
              Upgrade, Patch or Enhancement will perform substantially as described in the documentation therefore if any.

      SERVICES WARRANTY

              Sky Way Global warrants that its Technical Support and Engineering
              Support will be performed consistent with generally accepted industry standards. This warranty shall be valid for ninety (90)
              days from performance of service.

      DISCLAIMERS

              THE WARRANTIES ABOVE ARE EXCLUSIVE AND IN LIEU OF AND SKY WAY
              GLOBAL DISCLAIMS ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED,
              INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS
              FOR A PARTICULAR PURPOSE. SKY WAY GLOBAL DOES NOT WARRANT THAT THE
              APPLICATIONS WILL OPERATE IN COMBINATIONS OTHER THAN AS SPECIFIED
              IN THE DOCUMENTATION OR THAT THE OPERATION OF THE APPLICATIONS
              WILL BE UNINTERRUPTED OR ERROR-FREE. PRE-PRODUCTION RELEASES OF
              APPLICATIONS, COMPUTER-BASED TRAINING PRODUCTS ARE DISTRIBUTED
              "AS IS."

Exclusive Remedies

         For any breach of the warranties contained in Section 5.2, Sky Way
Aircrafts exclusive remedy, and Sky Way Global's entire liability, shall be:

      FOR APPLICATIONS

              The correction of Application errors that cause breach of the warranty, or if Sky Way Global is unable to make the Application operate as warranted, Sky Way Aircraft shall be entitled to terminate the Application license and recover the fees paid to Sky
              Way Global for the Application license.

      FOR SERVICES

              The reperformance of the services, or if Sky Way Global is unable to perform the services as warranted, Sky Way Aircraft shall be entitled to recover the fees paid to Sky Way Global for the unsatisfactory services.

ACKNOWLEDGEMENT

Sky Way Aircraft acknowledges that: (i) Sky Way Aircraft has requested that Sky
Way Global integrate the Applications with software and systems owned or licensed by Sky Way Aircraft; (ii) Sky Way Aircraft has valid existing rights to any and all such third party software and systems; (iii) Sky Way Global is not an agent or otherwise acting on behalf of any such third party licensor; and
(iv) except pursuant to the indemnification provided above, Sky Way Aircraft will not sue or seek to hold Sky Way Global liable for any third party claim that such integration activities violate such third party's patent, copyright or other right in such software or systems.

PAYMENT PROVISIONS

Invoicing and Payment

All undisputed fees shall be due and payable thirty (30) days from receipt invoice date. Any amounts payable by Sky Way Aircraft hereunder which remain unpaid after the due date shall be subject to a late charge equal to 1% per month from the due date until such amount is paid. Sky Way Aircraft agrees to pay applicable media and shipping charges. Sky Way Aircraft shall issue a purchase order, or alternative document acceptable to Sky Way Global, for each service requested.

Taxes

The fees listed in this Agreement do not include taxes; if Sky Way Global is required to pay sales, use, property, value-added or other taxes based on the licenses or services granted in this Agreement or on Sky Way Aircraft's use of the Applications or support, then such taxes shall be billed to and paid by Sky
Way Aircraft. This Section shall not apply to taxes based on Sky Way Global's income. Sky Way Global shall deliver the Applications in electronic form.

GENERAL TERMS

Nondisclosure

By virtue of this Agreement, the parties may have access to information that is confidential to one another ("Confidential Information"). Confidential
Information shall be limited to the Applications, Documentation, the terms and pricing under this Agreement, all information clearly identified as confidential, a parties' code, processes, architecture and any other information that may be accessed by a party hereunder that should reasonably be deemed as confidential. A party's Confidential Information shall not include information that: (a) is or becomes a part of the public domain through no act or omission of the other party; (b) was in the other party's lawful possession prior to the disclosure and had not been obtained by the other party either directly or indirectly from the disclosing party; (c) is lawfully disclosed to the other party by a third party without restriction on disclosure; or (d) is independently developed by the other party without reference to the Confidential
Information. Sky Way Aircraft shall not disclose the results of any benchmark tests of the Applications to any third party without Sky Way Global's prior written approval.

The parties agree to hold each others Confidential Information in confidence for a period of five years after disclosure of the Confidential Information or for a period of two years after termination of this Agreement, whichever is earlier.
The parties agree, unless required by law, not to make each other's Confidential
Information available in any form to any third party for any purpose other than the implementation of this Agreement. Each party agrees to take all reasonable steps to ensure that Confidential Information is not disclosed or distributed by its employees or agents in violation of the terms of this Agreement.

Governing Law and Jurisdiction

This Agreement, and all matters arising out of or relating to this Agreement, shall be governed by the laws of the State of Florida without reference to conflicts of laws principles. Any legal action or proceeding relating to this
Agreement shall be instituted in a state or federal court in Tampa, California.
Sky Way Global and Sky Way Aircraft agrees to submit to the jurisdiction of, and agree that venue is proper in, these courts in any such legal action or proceeding.

Notices

All notices, including notices of address change, required to be sent hereunder shall be in writing and shall be deemed to have been given when mailed by first class mail to the first address listed in the relevant Order Form (if to Sky Way
Aircraft) or to the Sky Way Global address (if to Sky Way Global).

To expedite order processing, Sky Way Aircraft agrees that both parties may treat documents faxed one to the other as original documents; nevertheless, either party may require the other to exchange original signed documents.

LIMITATION OF LIABILITY

EXCEPT FOR SKY WAY GLOBAL'S OBLIGATIONS UNDER SECTION 5.1 (INFRINGEMENT
INDEMNITY), IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT,
INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOSS OF PROFITS,
REVENUE, DATA OR USE, INCURRED BY EITHER PARTY OR ANY THIRD PARTY, WHETHER IN AN
ACTION IN CONTRACT OR TORT, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE
POSSIBILITY OF SUCH DAMAGES. NEITHER PARTY'S LIABILITY FOR DAMAGES HEREUNDER
SHALL EXCEED THE AMOUNT OF FEES PAID BY SKY WAY AIRCRAFT UNDER THIS AGREEMENT.

The provisions of this Agreement allocate the risks between Sky Way Global and
Sky Way Aircraft. Sky Way Global's pricing reflects this allocation of risk and the limitation of liability specified herein.

Severability

If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions of this Agreement will remain in full force.

Waiver

The waiver by either party of any default of breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach. Except for actions for nonpayment or breach of Sky Way Global's proprietary rights in the
Applications, no action, regardless of form, arising out of this Agreement may be brought by either party more than two years after the cause of the action has accrued.

Entire Agreement

This Agreement constitutes the complete agreement between the parties and supercedes all prior or contemporaneous agreements or representations, written or oral, concerning the subject matter of this Agreement. This Agreement may not be modified or amended except in writing signed by a duly authorized representative of each party; no other act, document, usage or custom shall be deemed to amend or modify this Agreement.

It is expressly agreed that the terms of this Agreement and any Order Form shall supersede the terms in any Sky Way Aircraft purchase order or other ordering document. This Agreement shall also supersede all terms of any unsigned or
"shrinkwrap" license included in any package, media, or electronic version of
Sky Way Global-furnished software and any such software shall be licensed under the terms of this Agreement, provided that the use limitations contained in an unsigned ordering document shall be effective for the specified licenses.

Force Majeure

Neither party shall be liable to the other for any delay or failure to perform any obligation under this Agreement if the delay or failure is due to circumstances beyond the reasonable control of the non-performing party.

THE EFFECTIVE DATE OF THIS AGREEMENT SHALL BE April 24, 2002.

Executed by Sky Way Aircraft, Inc.:          Executed by Sky Way Global, Inc.:

Authorized Signature:                        Authorized Signature:

Name: /s/ Joy Kovar                          Name: /s/ Glenn Kovar
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Title: Secretary                             Title: President
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